Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Annual report on Form 10-K of ATEL Capital Equipment Fund X, LLC, (the “Company”) for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Dean L. Cash, President and Chief Executive Officer of ATEL Financial Services, LLC, Managing Member of the Company, hereby certify that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: January 8, 2007

/s/ Dean L. Cash
Dean L. Cash
President and Chief Executive Officer of ATEL Financial Services, LLC (Managing Member)